Exhibit 99.1

COTELLIGENT TAKES ACTION TO FURTHER CONTAIN COSTS

Executive realignment will reduce monthly costs and sharpen organization focus

Irvine, CA—August 12, 2003—Cotelligent, Inc. (OTC BB: CGZT) a leading developer of business solutions that enhance, integrate and extend enterprise information to mobile and Web technologies, announced today that as part of its on-going program to reduce costs and further streamline its organization, the Company is releasing its president and two senior vice presidents. There are no plans to fill these positions at the current time.

“Cotelligent has worked hard to contain costs in light of the variability of market conditions we have encountered over the past several years. While our prospects for increasing revenue in the coming quarters appear to be improving, the size of our organization today no longer requires the layer of management represented by these positions,” stated James Lavelle, Cotelligent Chairman and CEO.

“While we are taking these actions to control our expenditures, we continue to experience significant growth in interest for our services and solutions. Our marketing programs have achieved a response rate that is double what the industry traditionally experiences. We believe that this is occurring because market conditions are improving and because our messages are resonating with our targeted audience.”

“Additionally, we are expanding and strengthening our partner relationships in co-marketing and selling activities that allow us to leverage the resources of other major players in our industry.”

“I am confident that each of these three significant activities will continue to strengthen Cotelligent and position us for success in the near future,” said Mr. Lavelle.

About Cotelligent, Inc.

Cotelligent, Inc. (www.cotelligent.com) creates customized business solutions that enhance existing applications, integrate disparate systems and extend our clients’ current environment with mobile and Web technologies. Cotelligent develops solutions on a proven foundation of reusable design components and patterns that give clients greater flexibility and agility for future requirements. We approach each and every project by creating solutions that precisely fit each of our client’s needs and improve productivity with the shortest possible implementation time. Our exclusive architecture, consultative and collaborative approach has helped our clients reduce costs and implementation time by as much as 50%.

Cotelligent (OTC BB: CGZT) was established in 1996 and is a debt-free public company. We employ 140 people throughout the U.S. with headquarters in Irvine, California.

Safe Harbor Statement

Except for historical information contained herein, the information contained in this news release includes forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from such statements. All forward-looking statements included in this release are based upon information available to Cotelligent as of the date hereof, and Cotelligent assumes no obligation to update any such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the extent to which customers invest in IT infrastructures; the availability of qualified IT professionals; the rate of hiring, productivity, and retention of revenue-generating personnel; changes in the pricing of Cotelligent’s services; the timing and rate of entrance into new regional and international markets; the structure and timing of acquisitions or investments; the possibility that technologies will not perform according to expectations or be accepted by the market; the market price for Cotelligent common stock and general economic conditions. Please refer to the discussion of risk factors and other factors included in Cotelligent’s most recent Report on Form 10-Q, Report on Form 10-K for the year ended December 31, 2002, and other filings made with the Securities and Exchange Commission.

Company Contact:

Douglas B. Boxx

Director of Marketing

Cotelligent

100 Theory, Suite 200

Irvine, CA 92612

(949) 823-1674

doug.boxx@cotelligent.com